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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2003, except for Note 13, as to which the date is October 21, 2003, in Amendment No.3 to the Registration Statement (Form S-1) and the related Prospectus of Dynavax Technologies Corporation for the registration of shares of its common stock.

                                                 Ernst & Young LLP

Palo Alto, California

The foregoing consent is in the form that will be signed upon the completion of the approval of the reverse stock split described in Note 13 to the consolidated financial statements.

Palo Alto, California
January 15, 2004